Exhibit 99.2

20/F, China Resources Building

8 Jianguomenbei Avenue

Beijing 100005, PRC

T: (86-10) 8519-1300

F: (86-10) 8519-1350

junhebj@junhe.com

February 23, 2018

Bright Scholar Education Holdings Limited

No.1, Country Garden Road Beijiao Town

Shunde District, Foshan

Guangdong 528300

People’s Republic of China

RE: LEGAL OPINION ON CERTAIN PRC LAW MATTERS

We are qualified lawyers of the People’s Republic of China (the “PRC”, which, for the purpose of this opinion only, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan Province) and are qualified to issue an opinion on PRC Law (as defined below).

We have acted as the PRC legal counsel to Bright Scholar Education Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands in connection with (i) the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission, under the U.S. Securities Act of 1933, as amended, including the prospectus that forms a part of the Registration Statement, in relation to the offering (the “Offering”) by the Company of certain amount of American depositary shares (the “ADSs”), each of which represents one Class A ordinary share of the Company with a par value of US$0.00001; and (ii) the Company’s listing and trading of the ADSs on the New York Stock Exchange.

This legal opinion (the “Opinion”) is furnished pursuant to the instructions of the Company regarding certain PRC legal matters, and is delivered to the Company solely for the purposes of the Offering.

Beijing Head Office Tel: (86-10) 8519-1300 Fax: (86-10) 8519-1350	Shenzhen Office Tel: (86-755) 2587-0765 Fax: (86-755) 2587-0780	Dalian Office Tel: (86-411) 8250-7578 Fax: (86-411) 8250-7579	Hong Kong Office Tel: (852) 2167-0000 Fax: (852) 2167-0050	Silicon Valley Office Tel: (1-888) 886-8168 Fax: (1-888) 808-2168

Shanghai Office Tel: (86-21) 5298-5488 Fax: (86-21) 5298-5492	Guangzhou Office Tel: (86-20) 2805-9088 Fax: (86-20) 2805-9099	Haikou Office Tel: (86-898) 6851-2544 Fax: (86-898) 6851-3514	New York Office Tel: (1-212) 703-8702 Fax: (1-212) 703-8720	www.junhe.com

I. DEFINITIONS

The following terms as used in this Opinion are defined as follows:

“Government Agencies”	means any competent government authorities, courts, arbitration commissions, or regulatory bodies of the PRC.

“Governmental Authorization”	means any approval, consent, permit, authorization, filing, registration, exemption, waiver, endorsement, annual inspection, qualification and license required by the applicable PRC Law to be obtained from any of the Government Agencies.

“M&A Rules”	means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and amended on June 22, 2009.

“PRC Affiliated Entities”	means the PRC subsidiaries and schools as listed in Schedule I.

“PRC Law”	means any and all law, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

“Variable Interest Entity”	means Guangdong Country Garden Education Investment Management Co. Ltd..

“Zhuhai Bright Scholar”	means Zhuhai Hengqin Bright Scholar Management Consulting Co., Ltd..

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

II. ASSUMPTIONS

In rendering this Opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this Opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC Governmental Agencies and officers of the Company (the “Documents”). Where certain facts were not, or may not be possible to be independently established by us, we have relied upon certificates or statements or representations issued or made by the relevant Government Agencies and the appropriate representatives of the Company with the proper powers and functions, and we will qualify our opinion as “to our best knowledge after due and reasonable inquiries,” without further independent investigation.

In giving this Opinion, we have made the following assumptions:

1.	each and all of the signatures, seals and chops on the Documents are genuine, and all the Documents submitted to us as originals are authentic, complete and accurate, and all the Documents submitted to us as copies conform to their originals;

2.	each and all of the Documents have been validly authorized, executed and delivered by all the relevant parties thereto;

3.	each and all of the Documents submitted to us still exist and remain in full force and effect up to the date of this Opinion and none of them has been varied, suspended or revoked by any other document, agreement or action of which we are aware after due inquiry;

4.	each of the parties to the Documents (except that we do not make such assumptions about the Variable Interest Entity and the PRC Affiliated Entities) is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, and has been duly approved and authorized where applicable by the competent governmental authorities of the relevant jurisdiction to carry on its business and to perform its obligations under the Documents to which it is a party; and

5.	each and all of factual representations, warranties and statements of the Company contained in the Documents are true, accurate and complete as of the date of this Opinion.

III. OPINION

This Opinion relates to the PRC Law as it exists and is interpreted as of the date hereof. However, there are uncertainties regarding the interpretation and application of the PRC Law, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to this Opinion. We do not purport to be experts on or generally familiar with or qualified to express legal opinion based on the laws of any jurisdiction other than the PRC. Accordingly we express no opinion as to the laws of any other jurisdiction and none is to be implied.

Based on the foregoing and subject to the disclosures contained in the Prospectus and the qualifications set out below, so far as PRC Law are concerned, we are of the opinion that as of the date hereof:

1.	Contractual Arrangement

(a)    Each of the parties to the contractual arrangements and agreements by and among Zhuhai Bright Scholar, the PRC Affiliated Entities, Variable Interest Entity and their respective shareholders that has been filed as exhibits to the Registration Statement (collectively, the “Control Agreements”) has full power, authority and legal right to enter into, execute, deliver and perform their respective obligations under each of the Control Agreements and such obligations constitute valid, legal and binding obligations enforceable in accordance with the terms of each of the Control Agreements against each of them. Each of the Control Agreements and the transactions contemplated thereby have been duly authorized by the entities expressed to be parties thereto. No Approvals are required to be done or obtained for the performance of the respective parties of their obligations and the transactions contemplated under the Control Agreements other than those already obtained, except when Zhuhai Bright Scholar decides to exercise the option granted under the Call Option Agreement to purchase the equity interests in the Variable Interest Entity, such purchase shall be subject to prior approval by the Ministry of Commerce or its local counterpart and be further subject to registrations with the relevant government authorities.

(b)    The execution, delivery and performance by each of the relevant parties of their respective obligations under each of the Control Agreements, and the consummation of the transactions contemplated thereunder, do not and will not (i) result in any violation of their respective articles of association, their respective business licenses or constitutive documents, (ii) result in any violation of any applicable PRC Law, or (iii) to the best of our knowledge after due and reasonable inquiries, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement, instrument, arbitration award or judgment, order or decree of any court of the PRC having jurisdiction over the relevant parties of the Controlling Contracts, as the case may be, any agreement or instrument to which any of them is expressed to be a party or which is binding on any of them.

2.	Corporate Structure. The description of the corporate structure and the Control Agreements set forth in “Prospectus Summary”, “Related Party Transactions” and “Corporate History and Structure” sections of the Registration Statement are true and accurate in all material respects and nothing has been omitted from such description which would make the same misleading in any material respects. The corporate structure of Zhuhai Bright Scholar, the PRC Affiliated Entities, Variable Interest Entity as described in the Registration Statement complies, and immediately after the Offering, will comply with all applicable PRC Law, and does not violate, breach, contravene or circumvent or otherwise conflict with any applicable PRC Law, except as disclosed in the Prospectus.

3.	M&A Rules. As to the content of the M&A Rules, in particular the relevant provisions thereof that purport, among other things, to require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of CSRC prior to publicly listing their securities on an overseas stock exchange.

Neither CSRC approval nor any other Governmental Authorization is required in the context of the Offering because, among other reasons, the Company does not constitute a special purpose vehicle as defined by the M&A Rules which is required to obtain approval from CSRC for overseas listings.

4.	Taxation. The statements set forth under the caption “Taxation” in the Prospectus, insofar as they constitute statements of PRC Law, are accurate in all material respects and that such statements constitute our opinion, and nothing has been omitted from such statements which would make the same misleading in any material respects.

5.	Enforceability of Civil Procedures. The recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between PRC and the country where the judgment is made or on reciprocity between jurisdictions. PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC Law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

6.	Statements in the Prospectus. The statements in the Registration Statement, the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Taxation – PRC,” “Business,” “Enforceability of Civil Liabilities,” “PRC Regulation,” “Related Party Transactions, ” “Taxation,” “Management,” and “Dividends Policy,” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion) insofar as such statements constitute summaries of the PRC legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the PRC Law, fairly present the information and summarize in all material the matters referred to therein; and such statements are true and accurate in all material aspects, and correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

IV. CONSENT

We hereby consent to the use of our name under the headings “Corporate History and Structure,” “Enforceability of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Taxation” and “Legal Matters” in the Registration Statement and the Prospectus.

V.    QUALIFICATIONS

This Opinion is subject to the following qualifications:

1.	This Opinion is limited to the matters set forth herein and is subject to the effect of any future change, amendment, alteration or adoption of any PRC Law or judicial or regulatory interpretations.

2.	This Opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Prospectus. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

[The remainder of this page is intentionally left blank.]

[Signature Page]

Yours faithfully,

/s/ JUNHE LLP

Schedule I

PRC Affiliated Entities

A.	PRC subsidiaries

1.	Shanghai Elan Culture Communication Co., Ltd.
2.	Shenzhen Time Elan Technology Co., Ltd.
3.	Time Elan Education Technology (Beijing) Co., Ltd.
4.	Guangdong Xingjian Education Co., Ltd.
5.	Foshan Shunde Shengbo Culture and Arts Training Co., Ltd.
6.	Shanghai Elan Education and Training Co., Ltd.
7.	Huaian City Bright Scholar Tianshan Culture Education Investment Management Co., Ltd.
8.	Huidong Silver Beach Education Consulting Co., Ltd.
9.	Baoding Baigou New City Bright Scholar Shenghua Education Consulting Co., Ltd.

B.	Schools

1.	Guangdong Country Garden School
2.	Huanan Country Garden School
3.	Phoenix City Bilingual School
4.	Country Garden Venice Bilingual School
5.	Wuyi Country Garden Bilingual School
6.	Heshan Country Garden School
7.	Wuhan Country Garden School
8.	Zengcheng Country Garden School
9.	Country Garden Huacheng School
10.	Jurong Country Garden School
11.	Ningxiang Country Garden School
12.	Lanzhou Country Garden School
13.	Huaxi Country Garden International School
14.	Ningxiang Country Garden Foreign Language Training School
15.	Country Garden Experimental School
16.	Country Garden Silver Beach School
17.	Laian Country Garden Foreign Language School
18.	Taishan Country Garden School
19.	Chuzhou Country Garden Foreign Language School
20.	Shaoguan Country Garden Foreign Language School
21.	Kaiping Country Garden School
22.	Huaian Country Garden Tianshan Bilingual School
23.	Shenghua Country Garden Schools
24.	Huanan Country Garden Bilingual Kindergarten
25.	Phoenix City Country Garden Kindergarten
26.	Licheng Country Garden Bilingual Kindergarten

27.	Nansha Country Garden Bilingual Kindergarten
28.	Phoenix City Bilingual Kindergarten
29.	Shawan Country Garden Kindergarten
30.	Heshan Country Garden Kindergarten
31.	Fengxin Country Garden Kindergarten
32.	Phoenix City Fengyan Kindergarten
33.	Country Garden Venice Kindergarten
34.	Wuhan Country Garden Kindergarten
35.	Huanan Country Garden Cuiyun Mountain Kindergarten
36.	Zengcheng Country Garden Kindergarten
37.	Xiju Country Garden Kindergarten
38.	Dalang Country Garden Kindergarten
39.	Huadu Holiday Peninsula Kindergarten
40.	Maoming Country Garden Kindergarten
41.	Country Garden Silver Beach Kindergarten
42.	Haoting Country Garden Kindergarten
43.	Huiyang Country Garden Kindergarten
44.	Country Garden Huacheng Kindergarten
45.	Huaxi Country Garden International Kindergarten
46.	Ningxiang Country Garden Kindergarten
47.	Danyang Country Garden Kindergarten
48.	Gaoming Country Garden Kindergarten
49.	Laian Country Garden Kindergarten
50.	Qingyuan Country Garden Bilingual Kindergarten
51.	Shaoguan Zhenjiang Country Garden Foreign Language Kindergarten
52.	Enping Country Garden Kindergarten
53.	Chuzhou Country Garden Kindergarten
54.	Kaiping Country Garden Jade Bay Kindergarten
55.	Huaian Country Garden Tianshan Bilingual Kindergarten
56.	Qishi Country Garden Kindergarten
57.	Qingxi Country Garden Kindergarten